EXHIBIT 10.58

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is effective as of June 28, 2005, by and between RESORTS INTERNATIONAL HOTEL, INC., a New Jersey corporation (“Borrower”), and COMMERCE BANK, N.A., a national banking association (“Lender”).

BACKGROUND

A. Pursuant to the terms of a certain Loan and Security Agreement dated November 4, 2002, by and between Borrower and Lender (as the same has been or may be supplemented, restated, superseded, amended or replaced from time to time, the “Loan Agreement”), Lender made available to Borrower a revolving line of credit in the maximum amount of Ten Million Dollars ($10,000,000) (the “Revolving Credit”). All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement and all other Loan Documents.

B. The Obligations are secured by continuing perfected security interests in the Collateral.

C. Borrower has requested that Lender modify, in certain respects, the terms of the Loan Agreement and Lender has agreed to such modifications in accordance with and subject to the satisfaction of the conditions hereof.

NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1. Amendments to Loan Agreement. Upon the effectiveness of this Amendment, the Loan Agreement shall be amended as follows:

a. Section 1 of the Loan Agreement shall be amended by deleting the definition of “Early Termination Date” in its entirety.

b. Section 1 of the Loan Agreement shall be amended by deleting the definition of “Revolving Credit Maturity Date,” and replacing it as follows:

Revolving Credit Maturity Date - June 30, 2006.

c. Section 6.8 of the Loan Agreement shall be amended as follows:

(i) Section 6.8 (a) shall be deleted in its entirety and replaced as follows:

a. Tangible Net Worth - Resorts shall maintain at all times Tangible Net Worth of not less than $76,000,000 less any amounts disbursed out of the Liquidity Disbursement Account to Colony by the Indenture Trustee, up to an aggregate amount of $10,000,000, measured quarterly as of each quarter end.

(ii) Section 6.8 (b) shall be deleted in its entirety and replaced as follows:

b. Interest Coverage Ratio - Resorts shall maintain an Interest Coverage Ratio of not less than 1.3 to 1.0 for the quarter ending June 30, 2005, and 1.5 to 1.0 for the quarter ending September 30, 2005 and for each quarter ending thereafter, all on a rolling four (4) quarter basis.

(iii) Section 6.8 (c) shall be deleted in its entirety and replaced as follows:

c. Consolidated EBITDA - Resorts shall maintain a Consolidated EBITDA of not less than Twenty Five Million Dollars ($25,000,000) through June 30, 2005, not less than Thirty Million Dollars ($30,000,000) commencing July 1, 2005 through December 31, 2005, and not less than Thirty Five Million Dollars ($35,000,000) at all times thereafter, measured quarterly as of each quarter end, on a rolling four (4) quarter basis.

2. Representations and Warranties. Borrower warrants and represents to Lender that no Default or Event of Default exists and no Default or Event of Default will occur after giving effect to this Amendment.

3. Ratification of Loan Documents. This Amendment is hereby incorporated into and made a part of the Loan Agreement and all other Loan Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect. Any reference to the Loan Agreement and all other Loan Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Amendment. As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement, Borrower hereby confirms its prior grant to Lender of a continuing first lien on and security interest in, upon and to all of Borrower’s now owned or hereafter acquired, created or arising Collateral as described in Section 3 of the Loan Agreement.

4. Confirmation of Surety. By their execution below, each Surety hereby consents to, and acknowledges the terms and conditions of this Amendment, and agrees that its Surety Agreement dated November 4, 2002, is ratified and confirmed, and shall continue in full force and effect, and shall continue to cover all obligations of Borrower outstanding from time to time, under the Loan Agreement as amended hereby.

5. Effectiveness Conditions. This Amendment shall become effective upon the following:

a. Execution and delivery by Borrower of this Amendment to Lender;

b. Payment by Borrower of an amendment fee in the amount of Fifty Thousand Dollars ($50,000), which fee is fully earned on the date hereof, and is non-refundable; and

c. Payment by Borrower of all of Lender’s Expenses.

6. Governing Law. THIS AMENDMENT, AND ALL MATERS ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH

THE SUBSTANTIVE LAWS OF NEW JERSEY. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

7. Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

8. Duplicate Originals: Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

9. Waiver of Jury Trial: BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

[SIGNATURES TO FOLLOW ON SEPARATE PAGE]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWER:
RESORTS INTERNATIONAL HOTEL, INC.

By:	/s/ Audrey S. Oswell
Name:	Audrey S. Oswell
Title:	President and CEO

LENDER:
COMMERCE BANK, N.A.

By:	/s/ Peter L. Davis
Peter L. Davis, Senior Vice President

SURETIES:
RESORTS INTERNATIONAL HOTEL & CASINO, INC.

By:	/s/ Audrey S. Oswell
Name:	Audrey S. Oswell
Title:	President and CEO

COLONY RIH HOLDINGS, INC.

By:	/s/ Audrey S. Oswell
Name:	Audrey S. Oswell
Title:	President and CEO

NEW PIER OPERATING COMPANY, INC.

By:	/s/ Audrey S. Oswell
Name:	Audrey S. Oswell
Title:	President and CEO